                                                                  Exhibit (a)(3)

                               FORWARD FUNDS, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

            FIRST: Pursuant to Section 2-605 of the Maryland General Corporation Law (the "MGCL"), the charter of Forward Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "Corporation"), is hereby amended to change the names of the following classes or series of the Corporation's stock, par value $0.001 per share, as indicated:

                OLD NAME                                                      NEW NAME
The Equity Fund (Class A)                                 The Forward Garzarelli U.S. Equity Fund (Investor Class)
The Small Capitalization Stock Fund (Class A)             The Forward Hoover Small Cap Equity Fund (Investor Class)
The Money Market Fund                                     The Forward Uniplan Real Estate Investment Fund (Investor Class)
The International Equity Fund (Class A)                   The Forward Hansberger International Growth Fund (Investor Class)

            SECOND: The amendment to the charter of the Corporation as set forth above was approved by a majority of the entire Board of Directors of the Corporation as required by law.

            THIRD: The amendment set forth herein is limited to a change expressly authorized by Section 2-605(a)(2) of Title 2 of the MGCL to be made without action by the stockholders of the Corporation.

            FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested to by its Secretary on October 8, 2002.

ATTEST:                                       FORWARD FUNDS, INC.


/s/ Linda J. Hoard                            By:  /s/ Alan Reid
------------------------------                     ---------------------------
Linda J. Hoard                                     J. Alan Reid, Jr.
Secretary                                          President